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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 31, 1998 with respect to the consolidated financial statements of Century Maintenance Supply, Inc., and dated August 25, 1997 with respect to the combined financial statements of Nationwide Apartment Supply, Inc. and Fairview Wholesale Supply, Inc. (collectively, "Nationwide") in the Registration Statement (Form S-4) and related Prospectus of Century Maintenance Supply, Inc.

                                    /s/ Ernst & Young LLP


Houston, Texas
October 26, 1998